- ------------------------------------------------------------------------------
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:

/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            -----------------------
                                INTERLEAF, INC.
               (Name of Registrant as Specified in Its Charter)

                                INTERLEAF, INC.
                  (Name of Person(s) Filing Proxy Statement)
                            ------------------------

Payment of the filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:
2. Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4. Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.  Amount previously paid:
2.  Form, schedule or registration statement no.:
3.  Filing party:
4.  Date filed:

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                                 [INTERLEAF LOGO]

                                 INTERLEAF, INC.
                                 PROSPECT PLACE
                                9 HILLSIDE AVENUE
                           WALTHAM, MASSACHUSETTS 02154
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                           TELEPHONE NO.: (617) 290-0710

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 17, 1995

     The Annual Meeting of Shareholders (the "Annual Meeting") of Interleaf, Inc. (the "Company") will be held at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Thursday, August 17, 1995 at 8:30 a.m., local time, to consider and act upon the following matters:

1. To elect two (2) Class II directors to serve for the ensuing three years.
2. To ratify and approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance from 750,000 to 1,500,000, as described in the Proxy Statement.
3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1996 fiscal year.
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on June 23, 1995 will be entitled to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                By Order of the Board of Directors,


                                John K. Hyvnar, Clerk

Waltham, Massachusetts
July 1, 1995

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 INTERLEAF, INC.
                                 PROSPECT PLACE
                                9 HILLSIDE AVENUE
                             WALTHAM, MASSACHUSETTS 02154

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  AUGUST 17, 1995

                                   INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interleaf, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, August 17, 1995 and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation, or a subsequently dated proxy to the Clerk of the Company, or by voting in person at the Annual Meeting.

     The Board of Directors has fixed June 23, 1995 as the record date for determining shareholders who are entitled to vote at the Annual Meeting. At the close of business on June 23, 1995 there were outstanding and entitled to vote 14,457,009 shares of common stock of the Company, $.01 par value per share ("Common Stock") and 1,728,573 shares of the Company's Senior Series B Convertible Preferred Stock, $.10 par value per share ("Preferred Stock"). At the Annual Meeting each share of the Common Stock is entitled to one vote; each share of the Preferred Stock is entitled to 1.34375 votes, and therefore the total number of votes eligible to be cast at the Annual Meeting is 16,779,778.

    The Company's Annual Report for the fiscal year ended March 31,
1995 is being mailed to the shareholders with the accompanying Notice of Annual Meeting and this Proxy Statement on or about July 1, 1995.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, as of June 15, 1995, with respect to all of the beneficial ownership of the Company's voting shares by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of any voting class, (ii) each current director, (iii) each named executive listed under "Executive Compensation," and (iv) all current directors and executive officers of the Company as a group:



                                                           CLASS OF STOCK

                                                 COMMON STOCK                       PREFERRED STOCK          % OF TOTAL VOTING
        DIRECTORS, OFFICERS AND           NO. OF SHARES     % OF CLASS      NO. OF SHARES     % OF CLASS        CAPITAL STOCK
          5% SHAREHOLDERS              BENEFICIALLY OWNED  OUTSTANDING   BENEFICIALLY OWNED  OUTSTANDING        OUTSTANDING(1)


Advent International Corporation                -  (2)          -           1,241,242(3)       71.81%            9.94%
101 Federal Street
Boston, MA 02110

Compagnie Financiere du Scribe                  -  (4)          -             428,572          24.79%            3.43%
73, Rue du Faubourg
Saint Honore, Paris, France

Frederick B. Bamber                          33,491(5)          *                -               -                *

David A. Boucher                            426,644(6)         2.93%             -               -               2.53%

Andre Harari                                 10,000(7)          *             428,572(8)       24.79%            3.43%

Clinton P. Harris                            16,000(9)          *                - (12)          -                *

George D. Potter, Jr.                       116,662(10)         *                -               -                *

Patrick J. Sansonetti                        31,900(11)         *                - (12)          -                *

Ed Koepfler                                  25,000             *                -               -                *

Richard P. Delio                            103,692(13)         *                -               -                *

Frederick J. Egan                           129,000(14)         *                -               -                *

Paul English                                 67,188(15)         *                -               -                *

Bob Maher                                    10,833(16)         *                -               -                *

Mark K. Ruport(17)                               -              -                -               -                -

Peter Cittadini(18)                              -              -                -               -                -

All current directors and executive
officers as a group (13 persons)            970,410(19)        6.53%          428,572(20)        24.79%        11.29%
- ------------------------------

 * Less than 1%.
 - Indicates zero.

 (1) Determined by using a conversion ratio of 1.34375 for the Preferred Stock.
 (2) Does not include 16,000 shares of Common Stock listed as beneficially owned by Mr. Clinton P. Harris, and 31,900 shares of Common Stock listed as beneficially owned by Mr. Patrick J. Sansonetti, both of whom serve as Sr. Vice Presidents of Advent International Corporation.
 (3) Represents 1,241,242 shares of Senior Series B Convertible Preferred Stock ("Preferred Stock") held by various limited partnerships of which Advent International Corporation is either the general partner or a general partner in limited partnerships which are the general partners in such various limited partnerships ("Advent"). The Company has relied on information contained in a Schedule 13D, filed on October 18, 1989 by Advent, in providing this information.
 (4) Does not include 10,000 shares of Common Stock listed as beneficially owned by Mr. Andre Harari. Mr. Harari is the controlling shareholder, Chairman of the Board of Directors, and Chief Executive Officer of Compagnie Financiere du Scribe.
 (5) Includes 28,000 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1995.
 (6) Includes 10,000 shares held by the spouse of Mr. Boucher, as to which Mr. Boucher disclaims all beneficial ownership. Also includes 94,800 shares of Common Stock issuable upon exercise of certain options, which options are all currently exercisable.
 (7) Represents 10,000 shares of Common Stock issuable upon exercise of certain options, all of which are currently exercisable.
 (8) Represents 428,572 shares of Preferred Stock listed as beneficially owned by Compagnie Financiere du Scribe, a French corporation of which Andre Harari, a director of the Company, is Chairman of the Board of Directors, Chief Executive Officer and controlling shareholder.

                                         4


 (9) Includes 10,000 shares of Common Stock issuable upon exercise of certain options, which are currently exercisable, and 2,000 shares of Common Stock held by trustees of trusts established for the benefit of Mr. Harris' wife and children, as to all of which shares Mr. Harris disclaims beneficial ownership.
(10) Includes 10,000 shares of Common Stock issuable upon exercise of an option granted, which options are currently exercisable.
(11) Includes 28,000 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable.


                                         5


(12) Does not include 1,241,242 shares of Preferred Stock listed as beneficially owned by Advent International Corporation, a corporation in which he serves as Sr. Vice President.
(13) Includes 97,500 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1995.
(14) Includes 67,500 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1995.
(15) Includes 62,250 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1995.
(16) Represents 10,833 shares of Common Stock issuable upon exercise of certain options, which options are currently exercisable or become exercisable within a 60-day period after June 15, 1995.
(17) Mr. Ruport resigned from all positions with the Company, effective
     July 25, 1994.
(18) Mr. Cittadini resigned from all positions with the Company, effective September 30, 1994.
(19) Includes an aggregate of 418,883 shares issuable upon exercise of options held by 6 directors and 6 executive officers, which options are currently exercisable or become exercisable within the 60-day period after June 15, 1995.
(20) Represents 428,572 shares of Preferred Stock listed as beneficially owned by Compagnie Financiere du Scribe, a French corporation of which Andre Harari, a director of the Company, is Chairman of the Board of Directors, Chief Executive Officer and controlling shareholder. Does not include 1,241,242 shares of Preferred Stock listed as beneficially owned by Advent International Corporation, a corporation in which Patrick J. Sansonetti and Clinton P. Harris serve as Sr. Vice Presidents.

VOTES REQUIRED

     A plurality of votes cast by the holders of the Preferred and Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common and Preferred Stock represented and entitled to vote at the Annual Meeting is required for the approval of the amendment to the Company's 1993 Incentive Stock Option Plan. The affirmative vote of the holders of a majority of the shares of Common and Preferred Stock represented and voting at the Annual Meeting is required for the ratification of the selection by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the current 1996 fiscal year.

     Shares of Common and Preferred Stock represented in person or by proxy at the Annual Meeting (including shares which abstain from or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspector of the election. The First National Bank of Boston (the "Bank of Boston") was appointed inspector for the Annual Meeting and will determine whether or not a quorum is present for a particular matter(s). The Bank of Boston will treat abstentions as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not count abstentions as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a shareholder present in person or represented by proxy at the Annual Meeting with respect to any matter requiring a majority of the shares represented and entitled to vote has the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

                         1. ELECTION OF DIRECTORS

     The Company has a classified Board of Directors presently consisting of two (2) Class I, two (2) Class II, and three (3) Class III directors.
At each annual meeting of shareholders, a class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. The Preferred Shareholders, as a separate class, elect the director designated herein as the Preferred Class I Director.

     At the Annual Meeting, two (2) Class II directors will be elected to hold office until the 1998 annual meeting of shareholders and until their respective successors are duly elected and qualified. All nominees have indicated their willingness to serve if elected; however, if an individual should be unable to serve, the proxies may be voted for a substitute nominee or nominees designated by management.

     The persons named in the enclosed proxy will vote to elect as directors the Class II nominees named below, unless authority to vote for any or all of the directors is withheld by marking the proxy to that effect.

     The following table sets forth the name and age of each nominee for election as a Class II director (each of whom is currently a director) and each of the Class I and Class III directors, the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director, if any, and the year of the commencement of his term as a director of the Company.

                    NOMINEES FOR THE TERMS EXPIRING IN 1998
                            (CLASS II DIRECTORS)

Andre Harari
Age 52; Chairman of the Board of Directors and Chief Executive Officer of Compagnie Financiere du Scribe, a French venture capital firm, since January 1975. Director of the Company since 1991.

George D. Potter, Jr.
Age 58; President of Quality Systems International, Inc., a developer of quality assurance software, since October 1993 to present; Independent business consultant September 1991 to October 1993; Sr. Vice President of Sales and Marketing, Gescan International, Inc., a data retrieval software company from January 1990 to September 1991; Sr. Vice President of Sales Operations of the Company from April 1989 to December 1990; Vice President of Marketing of the Company, February 1983 to March 1989. Director of the Company since 1983.

                     DIRECTORS WHOSE TERMS EXPIRE IN 1996
                            (CLASS III DIRECTORS)

David A. Boucher
Age 44; General Partner of Applied Technology Partners, L.P., a venture capital limited partnership, since January 1993; Chairman of the Board of Directors of the Company since October 1989; Chief Executive Officer of the Company from October 1989 to July 1992; Chief Executive Officer and President from 1981 to October 1989. Director of the Company since 1981. Director of Viewlogic, Inc., and Wang Laboratories, Inc.

Frederick B. Bamber
Age 52; General Partner of Applied Technology Partners, L.P., a venture capital limited partnership, since January 1982. Director of the Company since 1984.

Ed Koepfler
Age 46; President and Chief Executive Officer of the Company since November 1994; from January 1992 to November 1994, Vice President for North American Operations of System Software Associates, Inc. ("SSA"), a developer of manufacturing software, and from 1989 to December 1991, Vice President of Operations of SSA. Director of the Company since November 1994.

                  DIRECTORS WHOSE TERMS EXPIRE IN 1997
                          (CLASS I DIRECTORS)

Patrick J. Sansonetti
Age 51; Sr. Vice President of Advent International Corporation, a venture capital company, since December 1987. Director of the Company since 1983. Director of Cognex Corp.

PREFERRED CLASS I DIRECTOR

Clinton P. Harris
Age 48; Sr. Vice President of Advent International Corporation, a venture capital company, since December 1984. Director of the Company since 1990.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. The Audit Committee reviews the overall scope and specific plans of the annual audit by the Company's independent auditors and the adequacy of the Company's internal controls, and considers and recommends the selection of the Company's independent auditors. The Audit Committee met five (5) times during fiscal 1995. The current Audit Committee members are Messrs. Bamber (Chairman), Harris, and Potter.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board of Directors regarding compensation programs of the Company and administers the Company's 1983, 1993 and 1994 Stock Option Plans and 1987 Employee Stock Purchase Plan. The Compensation Committee met six (6) times during fiscal 1995. The current members of the Compensation Committee are Messrs. Bamber, Harari, and Harris (Chairman).

     The Company has no nominating committee.

     The Board of Directors met six (6) times during fiscal 1995. Each current director attended at least 75% of the aggregate number of the meetings of the Board of Directors and of all committees of the Board of Directors on which he served.

     There are no family relationships between or among any directors or officers of the Company. Under the terms of the Certificate of Vote Establishing the Preferred Stock, the holders of the Preferred Stock have the right, as a single class, to elect one director, herein designated the Preferred Class I Director. At the time of such establishment in September, 1989, a current director of the Company, Patrick J. Sansonetti, was so designated. Daniel Harari and Clinton P. Harris were elected by the Board of Directors as directors of the Company pursuant to arrangements arising out of the Company's private placement of the Preferred Stock in September, 1989. In May, 1991, Daniel Harari resigned as a director of the Company. Subsequently, the Board of Directors elected Mr. Andre Harari a Class II director of the Company, succeeding to the position previously held Daniel Harari. Mr. Andre Harari is a current nominee for election as a Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    While Mr. David Boucher served as the Company's Chief Executive Officer, the Company and Mr. Boucher entered into an agreement that in the event
Mr. Boucher should resign from his employment with the Company, he would be available on an exclusive consulting basis to the Company for a period of 18 months during which time his monthly compensation would equal that of his 1992 compensation of $30,750 per month. Additionally, in such event, certain outstanding unvested stock options, approximately 30,000 shares, would continue to vest over said 18 month period. In July 1992, Mr. Boucher resigned as Chief Executive Officer and thereafter received compensation as a consultant until January 31, 1994, totalling $553,500. Mr. Boucher shall have until
June 30, 1996 to exercise options covering 42,800 shares at per share exercise price of $3.13. Mr. Boucher is currently Chairman of the Company's Board of Directors, and since January 1993 a general partner in Applied Technology Partners, L.P. Mr. Frederick Bamber, a Company director, is also a general partner in Applied Technology Partners, L.P. In July 1994, upon the resignation of the Company's then President and Chief Executive Officer, Mark K. Ruport, and to assist the Company in its restructuring, Mr. Boucher was selected by the Company's Board of Directors to oversee the restructuring and the search for a new President and Chief Executive Officer, ultimately resulting in the appointment of Ed Koepfler, as the Company's President and Chief Executive Officer in November 1994. For his services, Mr. Boucher received cash compensation of approximately $37,000, and was granted an option of 50,000 shares, at an exercise price of $2.75 per share, the Company's then current market price. In addition, the exercise period for his existing options was extended an additional 18 months to June 30, 1996.

EXECUTIVE COMPENSATION

    The following table sets forth the summary of compensation received by the Chief Executive Officer and other Named Executive Officers along with their principal positions, for services rendered with respect to fiscal 1995, 1994, and 1993:

- ---------------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
- ---------------------------------------------------------------------------------------------------------------------
                                                       ANNUAL COMPENSATON                             LONG TERM
                                                                                                    COMPENSATION
- ---------------------------------------------------------------------------------------------------------------------
                                                                                                        AWARDS
- ---------------------------------------------------------------------------------------------------------------------
    NAME AND                              YEAR        SALARY(1)($)    BONUS(2)($)               SECURITIES UNDERLYING
PRINCIPAL POSITION*                                                                                   OPTIONS (#)
- ----------------------------------------------------------------------------------------------------------------------
Ed Koepfler,(3)
President and Chief Executive Officer      1995         $120,000         $50,000                      350,000
- ----------------------------------------------------------------------------------------------------------------------
                                           1994             -               -                            -
- ----------------------------------------------------------------------------------------------------------------------
                                           1993             -               -                            -
- ----------------------------------------------------------------------------------------------------------------------
Richard P. Delio,(4)
Senior Vice President of Finance and
Administration and Chief Financial Officer 1995         $194,615         $70,000                      180,000
- -------------------------------------------------------------------------------------------------------------
                                           1994             -               -                            -
- -------------------------------------------------------------------------------------------------------------
                                           1993             -               -                            -
- -------------------------------------------------------------------------------------------------------------
Frederick J. Egan,
Vice President, Asia/Pacific/Japan         1995         $163,462            -                          70,000
- -------------------------------------------------------------------------------------------------------------
                                           1994         $160,000         $160,000                        -
- -------------------------------------------------------------------------------------------------------------
                                           1993         $129,731          $80,752                        -
- -------------------------------------------------------------------------------------------------------------
Paul English,
Sr. Vice President, Product Management     1995         $174,615          $25,000                     134,000
- -------------------------------------------------------------------------------------------------------------
                                           1994         $109,115          $25,000                      47,000(5)
- -------------------------------------------------------------------------------------------------------------
                                           1993          $91,646          $17,000                      15,000(5)
- -------------------------------------------------------------------------------------------------------------
Bob Maher,
Vice President, Technology                 1995         $111,807          $25,000                      30,000
- -------------------------------------------------------------------------------------------------------------
                                           1994             -                -                           -
- -------------------------------------------------------------------------------------------------------------
                                           1993             -                -                           -
- -------------------------------------------------------------------------------------------------------------
Mark K. Ruport,(6)
formerly President and
Chief Executive Officer                    1995         $346,152             -                         30,000
- -------------------------------------------------------------------------------------------------------------
                                           1994         $250,000          $49,810                      30,000
- -------------------------------------------------------------------------------------------------------------
                                           1993         $250,000          $87,500                      25,000
- -------------------------------------------------------------------------------------------------------------
Peter Cittadini,(7)
formerly Sr. VP Worldwide Operations       1995         $227,811             -                         20,000
- -------------------------------------------------------------------------------------------------------------
                                           1994         $150,000          $73,444                      20,000
- -------------------------------------------------------------------------------------------------------------
                                           1993         $150,000         $293,303                        -
- -------------------------------------------------------------------------------------------------------------

 * No restricted stock awards have ever been made by the Company to the Chief Executive Officer and the other Named Executive Officers.
 -  Indicates zero.
(1) Salary includes amounts deferred pursuant to the Interleaf, Inc. 401(k) Savings Plan.
(2) Amounts shown, except for those relating to Messrs. Cittadini and Egan, are the awards made under the Company's corporate bonus program, which amounts are earned and accrued during the fiscal years indicated and paid subsequent to the end of each fiscal year. Amounts shown for Messrs. Cittadini and Egan are comprised of sales commissions based on revenue and a cash bonus for meeting his sales goal, or part thereof, with respect to each fiscal year.
(3) Mr. Koepfler joined the Company and was elected President and Chief Executive Officer in November 1994.
(4) Mr. Delio resigned from all positions with the Company, effective
    June 6, 1995.
(5) Mr. English's options were cancelled in fiscal 1995 and reissued in the Company's 1995 repricing program.

                                      9

(6) Mr. Ruport resigned from all positions with the Company, effective July 25, 1994.
(7) Mr. Cittadini resigned from all positions with the Company, effective September 30, 1994.

    The following table sets forth certain information with respect to the grant of incentive and non-qualified stock options for the Chief Executive Officer and its other Named Executive Officers in fiscal 1995:


                                                   OPTION GRANTS TABLE

                                            OPTIONS GRANTED IN FISCAL YEAR 1995

                                      INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION FOR OPTION TERM(3)
    NAME       NUMBER OF SECURITIES    PERCENT OF TOTAL OPTIONS    EXERCISE OF     EXPIRATION         5% ($)     10% ($)
                UNDERLYING OPTIONS     GRANTED TO EMPLOYEES IN     BASE PRICE         DATE
                   GRANTED (#)(1)          FISCAL YEAR(2)          ($/SHARE)


Ed Koepfler         350,000                  15.09%                   $3.75        10/27/2004      $826,875   $2,086,875

Richard P. Delio    180,000                   7.76%                   $2.75          4/1/2004      $311,850     $747,050

Frederick J. Egan    70,000                   3.02%                   $2.75          8/2/2004      $121,275     $306,075

Paul English          5,000                   0.22%                   $2.75          4/2/2002        $8,163      $21,863
                     10,000                   0.43%                   $2.75          9/3/2002       $17,325      $43,725
                      2,000                   0.09%                   $2.75          4/8/2002        $3,465       $8,745
                      7,000                   0.30%                   $2.75          4/8/2003       $12,127      $30,608
                     40,000                   1.72%                   $2.75         2/28/2004       $69,300     $174,900
                     70,000                   3.02%                   $2.75          8/3/2004      $121,275     $306,075

Bob Maher            30,000                   1.29%                   $2.75         4/14/2004       $51,975     $131,175

Mark K. Ruport(4)    30,000                   1.29%                   $6.25                  -            -            -

Peter Cittadini(4)   20,000                    .86%                   $6.25                  -            -            -


- - Indicates zero.

(1) All options granted to the Named Executive Officers provided above are exercisable in two to four equal annual installments, commencing one year after the date of grant. The Company's 1983, 1993 and 1994 Stock Option Plans ("Stock Option Plans") provide that the exercise price of each option must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted. The exercise price may be paid in cash. Pursuant to the terms of the Plans, the options held by all employees, including the above-mentioned executives, become exercisable in full upon a "change in control." See, "Severance and Change in Control."

(2) During the fiscal year ended March 31, 1995, the Company granted options under its Stock Option Plans to its employees to purchase a total of 2,319,000 shares of Common Stock and cancelled options to purchase 1,696,000 shares of Common Stock. These options include 1,043,000 shares that were cancelled and reissued under the Company's repricing program.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.

(4) Due to Named Executive's resignation in fiscal 1995, all options granted in fiscal 1995 have been forfeited.


   The following table sets forth certain information on option exercises in fiscal 1995 for the Company's Chief Executive Officer and its other Named Executive Officers during fiscal 1995 and the value of such executive officers' in-the-money unexercised options as of March 31, 1995:


                         AGGREGATED OPTION EXERCISES AND FISCAL 1995 YEAR-END OPTION VALUE

                         AGGREGATED OPTION EXERCISES IN 1995 AND FY-END OPTION VALUES

   NAME          SHARES ACQUIRED      VALUE REALIZED ($)          NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE
                 ON EXERCISE (#)                                OPTIONS AT FY1995-END (#)    MONEY OPTIONS AT FY1995-END
                                                                                                    ($)(1)

                                                                     EXERCISABLE/                 EXERCISABLE/
                                                                    UNEXERCISABLE                UNEXERCISABLE

Ed Koepfler            -                      -                        -/350,000                   -/$393,750

Richard P. Delio(2)    -                      -                   25,000/155,000             $53,125/$329,375

Frederick J. Egan      -                      -                   61,500/81,500             $108,269/$166,994

Paul English           -                      -                   34,250/102,750             $70,881/$218,344

Bob Maher              -                      -                        -/30,000                    -/$63,750

Mark K. Ruport(3)      -                      -                        -/-                         -/-

Peter Cittadini(4)     -                      -                        -/-                         -/-


- - Indicates zero.

(1) Market value of shares covered by in-the-money options on March 31, 1995, or $4.875 per share, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2) Mr. Delio resigned from all positions with the Company, effective June 6, 1995.

(3) Mr. Ruport resigned from all positions with the Company, effective July 25, 1994.

(4) Mr. Cittadini resigned from all positions with the Company, effective September 30, 1994.


COMPENSATION COMMITTEE REPORT ON REPRICING

     On August 3, 1994, the Compensation Committee met to determine the need to reprice the Company's outstanding stock options for certain key employees and officers. Because of the $8.2 million loss for the quarter ended June 30, 1994, the Company's stock price dropped from a trading range of $6-$8 per share, to a trading range of $2-$3 per share. As a result, all options granted in the last five years to employees were significantly underwater. The Committee also reviewed the planned corporate reorganization and restructuring that was expected to be announced by September 7, 1994. As part of this restructuring and reorganization, the Company was expected to incur a $7.1 million charge to earnings to cover expected lay-offs of approximately 150 employees and the consolidation of 19 sales offices worldwide. As part of the reorganization, the Company also planned to revamp its senior management team, having previously accepted the resignation of Mark K. Ruport, the Company's President and Peter Cittadini, its Sr. Vice President for Worldwide Operations.

     Given this environment, the Committee recognized the need to incent and retain certain key employees and officers. The Committee adopted a repricing program whereby outstanding options would be repriced at $2.75 per share, the closing market price on August 3, 1994, for certain employees and officers which it believed were important to the future success of the Company. Because of the critical need to retain these individuals, the vesting period was not restarted.

     None of the employees and officers, including former President, Mark K. Ruport and former Sr. Vice President for Worldwide Operations, Peter Cittadini, who departed or were scheduled to depart were eligible to have their options repriced. Of the Named Executive Officers, Richard P. Delio, Frederick J. Egan, and Paul English, who were selected by the Board of Directors to implement the Company's reorganization and restructuring, had their options repriced. The Company's current President, Ed Koepfler, joined the Company in November 1994 and did not participate in the repricing program.

COMPENSATION COMMITTEE:  ANDRE HARARI  FREDERICK B. BAMBER   CLINTON P. HARRIS

   The following table sets forth certain information concerning all repricing of options held by an executive officer of the Company during the last ten completed fiscal years:

                                           TEN-YEAR OPTION REPRICINGS
                                                                                                             Length of
                                                                                                          Original Option
                                              Number of                                                         Term
                                             Securities                                                      Remaining at
                                             Underlying     Market Price of    Exercise Price      New         Date of
                                              Options        Stock at Time      at Time of      Exercise     Repricing
Name                                Date     Repriced (#)   of Repricing ($)   Repricing ($)    Price ($)     (Years)


NAMED EXECUTIVE OFFICERS AND CURRENT OFFICERS

Richard P. Delio, Sr. VP           8/3/94    100,000          $2.75             $7.00          $2.75          9.7
of Finance and Administration      8/3/94     15,000          $2.75             $6.75          $2.75          9.7
and Chief Financial Officer

Paul English, Sr. VP of Product   11/2/90      1,500          $3.13             $6.63          $3.13          9.4
Management                        11/2/90      1,000          $3.13             $8.38          $3.13          8.4
                                   8/3/94      5,000          $2.75            $10.63          $2.75          7.7
                                   8/3/94     10,000          $2.75             $9.88          $2.75          8.1
                                   8/3/94      7,000          $2.75             $8.25          $2.75          8.7
                                   8/3/94     40,000          $2.75             $7.00          $2.75          9.6

Bob Maher, VP of Technology        8/3/94     25,000          $2.75             $7.25          $2.75          9.7

Frederick J. Egan,               10/31/88      7,500          $7.38            $19.38          $7.38          9.4
VP of Asia/Pacific/Japan          11/2/90     25,000          $3.13             $5.13          $3.13          9.8
                                  11/2/90     25,000          $3.13             $8.13          $3.13          8.6
                                  11/2/90     10,000          $3.13             $8.38          $3.13          8.4
                                  11/2/90      7,500          $3.13             $7.38          $3.13          7.4
                                  11/2/90      5,000          $3.13             $4.50          $3.13            5
                                   8/3/94     10,000          $2.75             $6.75          $2.75          9.7

Stephen J. Hill, VP of Europe      8/3/94      8,000          $2.75             $6.75          $2.75            9
                                   8/3/94      2,000          $2.75             $6.75          $2.75          9.7

John K. Hyvnar,                  10/31/88      2,000          $7.38            $16.13          $7.38          8.8
General Counsel and Clerk        10/31/88      1,500          $7.38            $15.63          $7.38          9.6
                                  11/2/90      1,500          $3.13             $7.38          $3.13          7.6
                                  11/2/90     17,000          $3.13             $7.75          $3.13          8.8
                                  11/2/90      2,000          $3.13             $7.38          $3.13          6.8
                                  11/2/90      5,000          $3.13             $3.38          $3.13           10
                                   8/3/94      8,000          $2.75             $8.25          $2.75          8.7
                                   8/3/94      6,000          $2.75             $6.75          $2.75          9.7

FORMER EXECUTIVE OFFICERS

William W. Barnes,               10/31/88      6,000          $7.38            $14.63          $7.38          8.5
VP of Human Resources             11/2/90      5,000          $3.13             $7.75          $3.13          8.8
                                  11/2/90      2,000          $3.13             $8.38          $3.13          8.4
                                  11/2/90      6,000          $3.13             $7.38          $3.13          6.5

Lawrence S. Bohn, Sr.             10/31/88     3,000          $7.38            $16.50          $7.38          8.7
VP of Marketing and Business       11/2/90     5,000          $3.13             $6.63          $3.13          9.4
Development                        11/2/90     2,000          $3.13             $8.38          $3.13          8.4
                                   11/2/90    10,000          $3.13             $8.38          $3.13          8.1
                                   11/2/90     3,000          $3.13             $7.38          $3.13          6.7
                                    8/3/94    20,000          $2.75            $10.63          $2.75          7.7
                                    8/3/94     7,000          $2.75             $4.50          $2.75          1.7
                                    8/3/94    10,000          $2.75             $9.00          $2.75          8.8
                                    8/3/94    10,000          $2.75             $6.75          $2.75          9.7

                                          TEN-YEAR OPTION REPRICINGS

                                                                                                             Length of
                                                                                                          Original Option
                                              Number of                                                         Term
                                             Securities                                                      Remaining at
                                             Underlying     Market Price of    Exercise Price      New         Date of
                                              Options        Stock at Time      at Time of      Exercise     Repricing
Name                                Date     Repriced (#)   of Repricing ($)   Repricing ($)    Price ($)     (Years)


David A. Boucher, President        3/20/89    40,000          $8.38            $14.63          $8.38          8.1
and Chief Executive Officer        11/2/90    44,800          $3.13             $8.38          $3.13          6.5

David J. Collard, Sr. VP of
Finance and Administration
and Chief Financial Officer        11/2/90    75,000          $3.13             $7.75          $3.13          8.8

David L. Cross, Treasurer         10/31/88    10,000          $7.38            $10.13          $7.38          9.8
                                   11/2/90    10,000          $3.13             $7.38          $3.13          7.8

Stephen J. Cummings, VP of         11/2/90     5,000          $3.13             $8.13          $3.13          8.6
International Operations           11/2/90     5,000          $3.13             $8.38          $3.13          8.4
                                   11/2/90     2,400          $3.13             $8.13          $3.13          5.8
                                   11/2/90     1,500          $3.13             $4.50          $3.13          5.5
                                   11/2/90     1,500          $3.13             $4.50          $3.13          5.1
                                   11/2/90     3,000          $3.13             $4.00          $3.13          4.1

M. David Downs,                   10/31/88     2,000          $7.38            $16.13          $7.38          8.8
VP of Manufacturing               10/31/88     5,000          $7.38            $10.13          $7.38          9.8

Harry A. George,                   3/20/89    30,000          $8.38            $14.63          $8.38          8.1
VP of Finance

Edward Mallen,                    10/31/88     3,000          $7.38            $14.63          $7.38          8.5
VP of U.S. Sales                   11/2/90    20,000          $3.13             $7.38          $3.13            8
                                   11/2/90     3,000          $3.13             $7.38          $3.13          6.5

Michael Mark, VP of Systems
Integration                        3/20/89     4,000          $8.38            $14.63          $8.38          8.1

Stephen D. Pelletier,             10/31/88    30,000          $7.38            $12.38          $7.38          9.7
VP of Engineering                  11/2/90    30,000          $3.13             $6.63          $3.13          9.4
                                   11/2/90    30,000          $3.13             $7.38          $3.13          7.7

George D. Potter, Jr.,
Sr. VP of Sales Operations         3/20/89    30,000          $8.38            $14.63          $8.38          8.1

Mark K. Ruport, President
and Chief Executive Officer        11/2/90    75,000          $3.13             $5.38          $3.13          9.5

Steven M. Schwartz,               10/31/88     6,000          $7.38            $14.63          $7.38          8.5
VP of Marketing                   10/31/88     6,000          $7.38            $10.13          $7.38          9.8

Andrew J Van Abs,                 10/31/88    10,000          $7.38            $13.50          $7.38          9.1
VP of Engineering -                11/2/90     7,500          $3.13             $6.63          $3.13          9.4
Peripherals Technology             11/2/90     5,000          $3.13             $7.75          $3.13          8.8
                                   11/2/90     5,000          $3.13             $7.38          $3.13            8
                                   11/2/90    10,000          $3.13             $7.38          $3.13          7.1

George R. Vaughn, Controller      10/31/88     6,000          $7.38             $14.63         $7.38          8.5

Robert K. Weiler, President
and Chief Operating Officer        11/2/90   125,000          $3.13              $6.75         $3.13          8.9

Haviland Wright, Sr. VP and
Chief Scientist                     8/3/94    60,000          $2.75              $6.75         $2.75            9
                                    8/3/94     7,500          $2.75              $6.75         $2.75          9.7

                                     14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during fiscal 1995 were Andre Harari, Clinton P. Harris and Frederick B. Bamber, none of whom is or has ever been an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee is a party to any relationship required to be disclosed under Item 402 or Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. See "Certain Relationships and Related Transactions," above.

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is developed and approved by the Compensation Committee. The Committee's philosophy is to reward executives based upon the achievement of corporate and individual performance goals as well as to provide long-term incentives for the achievement of future financial and strategic goals. Commencing in fiscal 1995, the Company's then President and Chief Executive Officer, Mark K. Ruport, could earn up to 50% of his compensation based exclusively upon the achievement of corporate goals. Approximately 25% to 50% of the Company's other executive officers' total compensation opportunity was based upon the achievement of corporate and individual performance goals, except for executives whose salaries are highly leveraged based on profitability for a particular business unit. Of the Named Executive Officers, Peter Cittadini, the Company's then Sr. Vice President of Worldwide Operations, and Frederick Egan, Vice President, Asia/Pacific/Japan, had their compensation based on this latter criterion.

     The Company's executive compensation program for fiscal 1995 originally consisted of the following three elements: (1) base salary; (2) incentive compensation in the form of commissions and annual cash bonuses earned under the Company's corporate bonus program; and (3) long-term equity-based incentive compensation in the form of stock options granted pursuant to the Company's 1993 Stock Option Plan.

1.   BASE SALARY

     Base salaries for the Company's executive officers, including the Company's then President, Mark K. Ruport, were determined by taking into account a combination of the following three factors: (a) salaries generally paid for similar positions in comparable software companies, (b) the particular skills of the executive, and (c) the past performance of the executive with the Company.

2.   INCENTIVE COMPENSATION

     In April 1994, the Compensation Committee established Interleaf's corporate bonus program ("1995 Bonus Program"). Under the 1995 Bonus Program, each then executive, with the exception of Messrs. Cittadini and Ruport, could receive between 25% to 50% of his base salary if certain targeted (i) corporate revenue and (ii) corporate net income goals were achieved ("Goals") in fiscal 1995, along with certain individual performance goals established by Mr. Ruport, with the approval of the Compensation Committee. Under the 1995 Bonus Program, however, no bonuses were to be paid to Mr. Ruport, the Company's President and Chief Executive Officer, if the Company achieved less than 70% of these Goals; if the Company achieved 70% of its Goals, 12.5% of his base salary would be paid; and at 90% of Goals, 35% of his base salary would be paid. Finally, if 100% of Goals were achieved, Mr. Ruport would receive a bonus equal to 50% of his base salary. This formula has been in effect for the Company's last four fiscal years.

3.   LONG-TERM INCENTIVES

     The Company awards options primarily to executives and key employees. Under the Company's 1993 Stock Option Plan, stock options are awarded an executive to incent the executive to focus on the Company's long-term success as measured by the Company's stock price. Since options for executives vest annually over a 4 to 5 year period, executives are encouraged to focus on the long-term success of the Company. In April 1994, Mr. Ruport, the Company's then President, was awarded an option grant covering 30,000 shares of the Company's Common Stock at an exercise price of $6.25 per share, the then fair market price of the Company's Common Stock.

     In the first quarter of fiscal 1995, ended June 30, 1994, the Company recorded a loss of approximately $8.2 million and the full Board of Directors determined that the Company's senior management organization needed to be reorganized. Upon mutual agreement, the Company's then President and Chief Executive Officer, Mark K. Ruport, resigned effective July 25, 1994. Mr. Ruport received one year of severance totalling $350,000 payable over

26 equal installments. The Compensation Committee believed this to be fair and reasonable in light of Mr. Ruport's position, his term of five years with the Company, and his dedicated efforts. Mr. Ruport also forfeited all options, in which he was not vested as of his termination date, July 25, 1994.

     In November 1994, the Company's Board of Directors elected Mr. Ed Koepfler as President and Chief Executive Officer. Pursuant to Mr. Koepfler's employment agreement with the Company, he received a base salary of $300,000, with a guaranteed bonus of $50,000 for fiscal 1995. The Compensation Committee based this salary on consultations with outside executive placement firms, and given Mr. Koepfler's past experience and performance as a senior executive in the software industry. In addition, Mr. Koepfler was awarded an option grant of 350,000 shares, vesting over four years, at an exercise price of $3.75 per share, the then current market price. This option was granted to significantly tie Mr. Koepfler's compensation to the long term success of the Company, and was within the range of options being offered by other software companies for newly recruited CEO's for companies similarly situated to Interleaf.

     In fiscal 1995, the bonuses awarded to the current executive officers were awarded based on their contribution to the Company's restructuring program. With the exception of Paul English, the Company's Sr. Vice President of Product Management, none of these individuals served in their respective positions in fiscal 1994, the previous year.

     Finally, for fiscal 1995, the Committee has reviewed the implications of Section 162(m) of the Internal Revenue Code and the proposed regulations thereunder. Section 162(m) disallows for federal tax purposes the deductibility of compensation to the Company's President or any Named Executive Officer to the extent compensation to the executive exceeds $1 million in a year. The Compensation Committee believes that the Company's compensation for each executive in the foreseeable future would not exceed this limitation. Therefore, it has no present intention of formally qualifying any compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code, but may consider doing so in the future when the proposed regulations become final if it appears that the limitations are likely to be exceeded.

COMPENSATION COMMITTEE:  ANDRE HARARI  FREDERICK B. BAMBER  CLINTON P. HARRIS

                        STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative shareholder return with that of a broad market index (NASDAQ Stock Market Index for U.S. and Foreign Companies) and a published industry index (NASDAQ Computer and Data Processing Services Stocks). Each of these indexes is calculated assuming that $100 was invested on March 31, 1990. The lines represent monthly index levels derived from the changes in the daily market capitalization, which are calculated based on daily closing stock prices, quarterly shares outstanding and quarterly dividend reinvestments. The broad market index and industry index are weighted on the basis of market capitalization.

                                   [GRAPH]


                                              FISCAL YEAR

                            3/30/90  3/28/91  3/31/92  3/31/93  3/31/94  3/31/95

Interleaf, Inc.              100      108.16   179.59   153.06   110.20   79.59

NASDAQ Stock Market
(U.S. & Foreign)             100      113.56   145.12   166.55   179.63  198.36

NASDAQ Computer and Data
Processing Services Stocks   100      134.19   198.61   221.56   227.02  308.83


SEVERANCE PLAN AND CHANGE OF CONTROL

     Executive officers and all other officers of the Company are covered by the Company's Officer Severance Benefit Plan (the "Severance Plan"). Adopted by the Board of Directors effective March 13, 1989, the Severance Plan provides that if any officer, vice president or more senior officer loses his employment with the Company, or has his responsibilities significantly diminished, during a one year period after a "change in control of the Company," such individual will be entitled to receive an amount equal to his then total annual compensation. For purposes of the Severance Plan, a "change in control" occurs if (a) an individual by himself or in affiliation with others shall acquire, directly or indirectly, 25% or more of the the combined voting power of Company's outstanding securities, or causes the replacement of a majority of the incumbent Board of Directors of the Company, (b) the Company is merged or reorganized into or with another entity, resulting in previous shareholders of the Company holding less than 80% of the combined voting power of the outstanding securities of the resulting entity, or (c) the Company is liquidated or substantially all of its assets are sold.

     In addition, under the Company's 1983, 1993 and 1994 Stock Option Plans, all options held by all employees, including Named Executive Officers, become exercisable in full upon a "change in control."

     On April 13, 1994, Richard P. Delio was elected the Company's Sr. Vice President of Finance and Administration and Chief Financial Officer. Pursuant to Mr. Delio's employment agreement, in the event that Mr. Delio is terminated without cause or resigns due to a diminution of responsibility, he shall receive severance equal to his first year's salary, or approximately $300,000. In addition, all options granted to him shall continue vesting for an additional year. In June 1995, upon mutual agreement between the Company and Mr. Delio, Mr. Delio resigned from all positions with the Company, and will receive for a period of 12 months, severance equal to approximately $300,000. In July 1994, upon mutual agreement between the Company and Mr. Mark Ruport, the Company's then President and Chief Executive Officer, Mr. Ruport resigned from all positions with the Company, and received severance equal to one year of compensation, approximately $350,000. In September 1994, upon mutual agreement between the Company and Mr. Peter Cittadini, the Company's then Senior Vice President of Worldwide Operations, Mr. Cittadini resigned from the Company, and received severance equal to approximately $185,833. In

November 1994, Mr. Ed Koepfler was elected the Company's President and Chief Executive Officer. Pursuant to Mr. Koepfler's employment agreement with the Company, in the event that Mr. Koepfler is terminated without cause, he shall receive severance equal to his annual base salary of $300,000.

DIRECTORS' COMPENSATION

     CASH COMPENSATION. Nonemployee directors of the Company receive
$1,000 for each Board of Directors and Audit Committee meeting attended. In addition, each nonemployee director receives a retainer fee of $6,000 per year, payable in four equal quarterly payments. Board members are also reimbursed for reasonable out-of-pocket expenses.

     COMPANY'S 1989 AND 1993 DIRECTOR STOCK OPTION PLANS. On March 20, 1989, the Board of Directors of the Company adopted the 1989 Director Stock Option Plan (the "1989 Director Stock Option Plan"), which was ratified by the shareholders at the Special Meeting in Lieu of An Annual Meeting held in August 1989. To replace the 1989 Director Stock Option Plan, on September 8, 1993, the Board adopted the 1993 Director Stock Option Plan ("1993 Director Stock Option Plan"), which was ratified at the Annual Meeting of Shareholders held in August 1994.

     Under the 1989 Director Stock Option Plan, each then nonemployee director of the Company was granted a non-statutory stock option to purchase 12,000 shares of Common Stock on March 20, 1989, the date the 1989 Director Stock Option Plan was adopted by the Board of Directors at a per share exercise price of $8.38. Each such option is exercisable on a cumulative basis in equal annual installments over a three-year period beginning one year after the date of grant. At the end of the three year period, each such director receives an option grant of 3,000 shares on each succeeding March 20, at the then fair market value on such date in which he will be fully vested at such time.

     Only two of six (6) current nonemployee directors, Messrs. Sansonetti and Bamber, participate in the 1989 Director Stock Option Plan. Under the 1989 Director Stock Option Plan, each holds an option to purchase 12,000 shares at an exercise price of $8.38 per share, and an option to purchase 3,000 shares at an exercise price of $8.75 per share.

     Under the 1993 Director Stock Option Plan, each current nonemployee director of the Company was granted a non-statutory option to purchase 5,000 shares of Common Stock on September 9, 1993 at an exercise price of $6.65 per share, the average last reported sale price per share during the period of September 9, 1993 through September 30, 1993, inclusive. Such options became exercisable in full on August 4, 1994. Each person who becomes a director of the Company and is not an employee of the Company will be granted, as of the first date of his or her election as a director, a non-statutory option to purchase 5,000 shares of Common Stock at the then fair market value of the Common Stock. Each such option will be exercisable one year after the date of grant. In addition, each nonemployee director will be automatically granted, on April 1 of each year, a non-statutory option to purchase 5,000 shares of Common Stock at the fair market value of the stock on April 1. Such option will be fully exercisable one year after the date of grant.

     Under the 1993 Director Stock Option Plan, each current nonemployee director, with the exception of Mr. Boucher, has three options of 5,000 shares each to purchase shares of the Company's Common Stock at exercise prices of $6.65, $7.13, and $4.87, respectively.

          2. RATIFICATION AND APPROVAL OF AMENDMENT TO
              THE COMPANY'S 1993 STOCK OPTION PLAN

     Under the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan"), the Company is currently authorized to grant options to purchase up to an aggregate of 750,000 shares of Common Stock, of which 10,000 shares of Common Stock remain available for future grants as of June 1, 1995. Any options to purchase shares of Common Stock issued pursuant to the 1993 Stock Option Plan which are cancelled shall be available for future grants under such plan.

     To ensure that the Company may continue to attract and retain key employees, on April 27, 1995, the Board of Directors adopted, subject to the approval of the Company's shareholders at the Annual Meeting, an amendment to the 1993 Stock Option Plan increasing the total number of shares available for issuance under the 1993 Stock Option Plan from 750,000 to 1,500,000 shares (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization).

     The following is a summary of certain provisions of the 1993 Stock Option Plan.

ELIGIBILITY

     All employees (including executive officers) of the Company are eligible to receive incentive stock options and non-statutory stock options. Consultants and advisors to the Company are only eligible to receive non-statutory stock options. As of June 15, 1995, approximately 650 employees (including 5 executive officers) were eligible for selection to receive stock options under the 1993 Stock Option Plan.

ADMINISTRATION; OPTION TERMS

      The 1993 Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which designates the optionees, number of shares, exercise price, date of grant and other terms of each option. The exercise price may not be less than 100% of the fair market value of the Common Stock for both non-statutory and for incentive stock options. Under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), no incentive stock option granted under the 1993 Stock Option Plan can, together with any other incentive stock option granted under any other plan of the Company, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the date of grant) of more than $100,000 and no incentive stock option can have a term exceeding ten years. Payment of the option price may be made in cash, shares of Common Stock or a combination thereof.

     While the Company may grant options which are exercisable at different times or within different periods, it is anticipated that options granted generally will be exercisable on a cumulative basis in three equal annual installments (generally four or five equal annual installments in the case of executive officers). Options are nontransferable other than by the laws of descent and distribution and are exercisable, during the optionee's lifetime, only by him or her. The Compensation Committee will determine the length of time an optionee may exercise his option following the termination of employment of the optionee (which may not exceed three months in the case of incentive stock options) or upon the optionee's death or disability (which may not exceed one year in the case of incentive stock options). In the event of a "Change of Control" of the Company, as defined in the 1993 Stock Option Plan, all outstanding options will immediately become exercisable in full.

     The last reported sale price for the Common Stock as reported by NASDAQ on the National Market System on June 15, 1995 was $6.37 per share.

CANCELLATION AND GRANT OF NEW OPTIONS

     The Compensation Committee, with the consent of the affected option holder, may at any time cancel any or all outstanding options under the 1993 Stock Option Plan and grant in substitution therefor new options under the 1993 Stock Option Plan covering the same or different numbers of shares of Common Stock. Such new options shall have an exercise price of not less than 100% of the fair market value on the date of the new grant in the case of both non-statutory and incentive stock options. The Company anticipates that in most cases the option price in effect under any such new grant will be less than the option price which would have been payable under the cancelled options since the new grant is likely to arise in situations where the exercise price of existing options exceed the market price and new options are granted at lower prices to restore incentive to recipients of such options.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend or terminate the 1993 Stock Option Plan except that no amendment may be made without the approval of the Company's stockholders if such amendment would (i) materially increase the benefits accruing to participants under the 1993 Stock Option Plan, (ii) materially increase the number of shares which may be issued under the 1993 Stock Option Plan or (iii) materially modify the requirements as to eligibility for participation under the 1993 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options.

     NON-STATUTORY OPTIONS. No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year from the date of exercise.

     INCENTIVE STOCK OPTIONS. No taxable income will be recognized by the optionee upon the grant or exercise of an incentive stock option and no corresponding business expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options for at least two years from the grant of the option and for at least one year from the date of transfer of the purchased shares to him or her, any gain recognized by the optionee on a subsequent sale of the shares will be treated as long-term capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of an incentive stock option is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise.

     If the optionee disposes of the shares prior to the expiration of the statutory holding periods described above, he or she will recognize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the option price, or
(ii) the amount realized on the date of sale, less the option price and the Company will receive a corresponding business expense deduction. The amount by which the proceeds of sale exceed the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. In the case of a sale where a loss, if sustained, would have been recognized, the amount of the optionee's income, and the amount of the Company's corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

     For the purposes of the "alternative minimum tax" applicable to individuals, an incentive stock option is treated as if it were a non-statutory stock option. Thus, in the year of option exercise, an optionee must generally include in his or her alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise, and in the year of sale any additional gain or loss is included in alternative minimum taxable income.

INFORMATION ABOUT PARTICIPATION

     Because the selection of optionees and the number of shares to be covered by options will be made from time to time in the future by the Compensation Committee of the Board of Directors, it is not possible to determine the benefits or amounts that will be received by executive officers named under the caption "Executive Compensation" above, all current executive officers as a group or all employees, including all current officers who are not executive officers, as a group. For information concerning recent grants to executive officers of stock options under the Company's 1993 Stock Option Plan, see the table captioned "Option Grants Table" above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the proposed increase in the number of shares available for issuance in the 1993 Stock Option Plan is in the best interests of the Company and its shareholders, and accordingly recommends a vote FOR the proposal.

         3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors, on the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, ending March 31, 1996. Ernst & Young LLP has served as the Company's independent auditors since 1981.

     Although shareholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

                            OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     This solicitation has been made by the Company. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and other employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company at its principal office in Waltham, Massachusetts, by no later than April 1, 1996 for inclusion in the proxy statement for that meeting.

                                       By Order of the Board of Directors,



                                       John K. Hyvnar, Clerk

July 1, 1995

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

M74031-004

                                INTERLEAF, INC.
       Proxy for the Annual Meeting of Shareholders to be held August 17, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned, revoking all prior proxies, hereby appoint(s) Ed Koepfler,
G. Gordon M. Large, and John K. Hyvnar, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Interleaf, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts on Thursday, August 17, 1995 at 8:30 a.m., local time, and at any adjournment thereof.

    The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                           NEW ADDRESS:_______________________________________

                           ___________________________________________________

                           ___________________________________________________

                           ___________________________________________________


                                     (Front)
                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1. To elect the following two nominees as Class II directors (except as marked below):

    Nominees: Andre Harari and George D. Potter, Jr.

    /X/  FOR                  /X/ WITHHOLD
         nominees                 from nominees

    For, except vote(s) withheld from the following nominees:

    /X/ ____________________________________________

2.  To ratify and approve an         FOR    AGAINST   ABSTAIN
    amendment to the Company's
    1993 Stock Option Plan to        /X/      /X/       /X/
    increase the number of shares
    available for issuance by
    750,000 shares.


- ------------------------------------------------------------------------------

3.  To ratify the appointment of     FOR    AGAINST   ABSTAIN
    Ernst & Young LLP as the
    Company's independent auditors   /X/       /X/      /X/
    for the 1996 fiscal year.


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    CHECK HERE FOR                                CHECK HERE IF
    ADDRESS CHANGE    /X/                         YOU PLAN TO ATTEND  /X/
                                                  THE MEETING

Signature _______________________________  Date _______________________

Signature _______________________________  Date _______________________



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